Exhibit (c)(3) – Preliminary Working Draft; All Figures Subject to Change / Update – Project Cactus Discussion Materials November 5, 2022

– Preliminary Working Draft; All Figures Subject to Change / Update – Disclaimer This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Special Committee of the Board of Directors (the “Special Committee”) of Cactus (the “Company”) in connection with its evaluation of a proposed transaction involving the Company and for no other purpose. The information contained herein is based upon information supplied by or on behalf of the Company and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by the Company. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning the solvency or fair value of the Company or any other entity. With respect to financial forecasts, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and at the Special Committee’s direction Centerview has relied upon such forecasts, as provided by the Company’s management, with respect to the Company. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of the Company. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Special Committee (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview. 1

– Preliminary Working Draft; All Figures Subject to Change / Update –

Special Committee "Roadmap Dashboard"

Discussed in prior meeting


Bonsai's 10/24 Proposal
What are key terms of the proposal?
Items to clarify with Bonsai
Contextualizing Bonsai's Proposal
How does the Bonsai offer price compare to recent stock performance?
What other factors should be taken into consideration?
Framework for Negotiation
What are negotiation dynamics in selected other transactions?
Process, timing and tactical considerations
Evaluate Proposal and Develop Response
Offer value vs. potential value of executing on mgmt. outlook
Economic and Non-Economic Terms of Bonsai proposal
Negotiate with Bonsai
Reach Agreement with Bonsai
Bonsai Becomes Unfriendly
Bonsai Withdraws Proposal

Assessment of Management Outlook

- **A** Financial analysis
- **B** Learnings from diligence
- **C** Key drivers of Management Outlook
- **D** Potential opportunities / risks
- **E** Comparison vs. expectations

Negotiation Levers

Offer value / Premium	Necessary regulatory clearances[(1)]
Majority of the minority vote	Buyer bridge loan
Reverse termination fee	Minimal R&W
Financing contingency / backstop	Ticking construct

Focus for today's discussion

CENTERVIEW PARTNERS 2

(1) For example, expiration of HSR waiting period. To be confirmed.

– Preliminary Working Draft; All Figures Subject to Change / Update –

Executive Summary

Situation Update

- On 10/24, Bonsai submitted a proposal ("10/24 Proposal") to acquire the Class A shares that it does not currently own (~27.5mm) for **$6.25 per share in cash**
  - Since the announcement, Cactus has **traded up to $6.87 per share**
- On 11/2, Centerview and S&C had a call with Bonsai to **clarify aspects of the 10/24 Proposal** and **communicate to Bonsai that the Special Committee is evaluating the 10/24 Proposal**
- On 11/3, the Special Committee **approved management's latest outlook (the "Management Outlook") for use in Centerview's analysis**
- Today we have provided an **assessment based on the Management Outlook,** including:
  - A Financial analysis
  - B Learnings from diligence
  - C Key drivers of the Management Outlook
  - D Potential opportunities and risks
  - E Comparison vs. consensus expectations

Next Steps

- **Align on counterproposal to Bonsai**
- Centerview and S&C to provide **counterproposal to Bonsai**
- **Continue advancing** financing processes

Centerview Partners 3

Source: FactSet as of November 3, 2022.

– Preliminary Working Draft; All Figures Subject to Change / Update – A Financial Analysis Ill Illustrative Analysis At Various Prices 30% premia 10/24 Bonsai 58% premia Proposal Share Price $6.25 $7.00 $8.00 $9.00 $10.00 $11.00 % Premium / (Discount) to: Current Price (11/3/22) $6.87 (9%) +2% +16% +31% +46% +60% Closing Price Prior to 10/24 Proposal $5.03 +24% +39% +59% +79% +99% +119% (1) 20-Day VWAP $6.71 (7%) +4% +19% +34% +49% +64% Price Before BBG Rumor (10/10/22) $7.35 (15%) (5%) +9% +22% +36% +50% Implied Equity Value $1,807 $2,026 $2,319 $2,613 $2,911 $3,210 (2) Plus: Net Debt 1,409 1,409 1,409 1,409 1,409 1,409 Implied Enterprise Value ($mm) $3,216 $3,435 $3,728 $4,022 $4,320 $4,619 Implied EV / EBITDA (Management) (3) 2022E ($7) n.a. n.a. n.a. n.a. n.a. n.a. 2023E 130 24.7x 26.4x 28.7x 31.0x 33.2x 35.5x 2024E 213 15.1x 16.2x 17.5x 18.9x 20.3x 21.7x Implied EV / EBITDA (Consensus) 2022E $37 85.9x 91.8x 99.6x 107.4x 115.4x 123.4x 2023E 151 21.3x 22.8x 24.7x 26.7x 28.7x 30.6x 2024E 164 19.6x 20.9x 22.7x 24.5x 26.3x 28.1x Source: Management Outlook and FactSet as of November 3, 2022. Note: Dollars in millions, except per share amounts. (1) Reflects 20 trading days as of day of Bonsai proposal – reflects market close prior to Bonsai proposal 4 (2) Net debt excludes NCI that is related to Up-C structure. Net debt as of September 30, 2022. (3) Negative multiples presented as “n.a.”.

– Preliminary Working Draft; All Figures Subject to Change / Update – A Financial Analysis Preliminary Valuation Analysis Pr Methodology Selected Metric Implied Share Price 10/24 Bonsai Proposal: $6.25 Illustrative Discounted Cash Flow Analysis WACC: 9.50%-11.00% (Incl. Value of Tax PGR: 2.0%-3.0% $5.88 (1,2) $9.75 Attributes) $2.12 $7.98 Selected Public Enterprise Value / FY'24E (1) Comparables Analysis EBITDA: 9.5x-17.5x $5.03 $16.38 52-Week Closing Share Low: $5.03 Price Range High: $16.38 $8.00 $2.75 Low: Citi $2.75 (3) Analyst Price Targets High: Keybanc $8.00 Source: Management Outlook and FactSet as of November 3, 2022. (1) Reflects net debt of $1,409mm, excludes NCI that is related to Up-C structure. Net debt as of September 30, 2022. 5 (2) Discount rate used to value tax attributes is equal to midpoint of after-tax cost of debt (4.9%) and midpoint of WACC range (10.25%). (3) Reflects analyst price targets as of October 24, 2022 (market close prior to proposal). For Reference Only

ƒƒƒƒƒƒƒ – Preliminary Working Draft; All Figures Subject to Change / Update – B L Learnings From Diligence Summary of Diligence S Centerview reviewed recent board updates, strategy presentations, analyst models, budgets, debt and equity capitalization and other information provided by management Historical Several diligence calls with management to understand Cactus’s historical strategy, industry and Recent dynamics and Cactus’s historical and recent business trends and financial performance Financial Performance Subsequent calls with management to discuss Cactus’s strategy and provided follow-up questions and data requests Centerview and members of Cactus’s management team discussed on multiple calls key areas of diligence of the Management Outlook, including, but not limited to: – FY2023 budget and cash flow forecast – Go forward expectations for growth of the outdoor grill category – New product development plans Management – Impact of cost inflation and foreign exchange Outlook – Cost savings and productivity initiatives – Investments in marketing and advertising – Capital expenditure plan – Net working capital – Mechanics of profit interest units, LTIP plan and options Several discussions with Cactus management team and its tax advisors to understand the tax attributes covered under Cactus’s tax receivables agreement Tax Follow-up discussions with the management team and tax advisors to update the TRA schedule Attributes to estimate the potential tax benefits available to Cactus under the Management Outlook Additional discussions with the management team on Cactus’s NOL carryforwards 6

– Preliminary Working Draft; All Figures Subject to Change / Update –

B Learnings From Diligence

Key Learnings From Diligence

Cactus Positioning	▪ Cactus is a ***global leader in the outdoor grilling industry*** ▪ Cactus has a ***history of consistent growth***, with annual revenue growth of ~10% since 1980 ▪ Recently embarked on a refreshed strategy ***centered around innovation, international expansion and acceleration in the direct-to-consumer channel***
Macro and Industry Dynamics	▪ The outdoor grill industry ***benefited from dynamics during COVID***, including an increase in new homeowners, home renovations and a consumer behavior shift towards outdoor activities ▪ In 2022, many of these ***favorable dynamics subsided***, resulting in a decline of industry grill sales which is expected to continue through 2023 (industry expected to be down 10%)
Recent Financial Performance	▪ Cactus benefited from favorable dynamics from 2020 - 2021, ***growing revenue at 24% annually*** ▪ Due to a weakening macro and industry dynamics, ***revenue in 2022 declined 20% and Adjusted EBITDA declined from $307mm in 2021 to ($7mm) in 2022*** ▪ Cactus has had to shift its strategic focus towards ***cost savings and productivity initiatives***
Near-Term Challenges	▪ Cactus is currently facing a ***near-term liquidity challenge*** (November – December 2022) and ***potential violation of its 7.0x leverage covenant*** under its revolving facility at end of Q1'23 ▪ Due to decline in 2022 margins, ***Cactus has taken cost savings actions including a reduction in force and advertising spending*** ▪ While raw material prices are recovering, lead-times and FX ***continue to be headwinds***
Recovery Post 2024	▪ 2023 revenue is expected to decline 9% as ***outdoor grilling industry continues to see softness,*** but margins are expected to benefit from ***pricing and cost savings actions taken in 2022*** ▪ Cactus expects ***industry sales volumes to begin recovering in 2024***, when Cactus also expects to see margin benefits from ***lower inbound freight and material costs*** ▪ NPD initiatives ***begin in 2024***

CENTERVIEW PARTNERS 7

– Preliminary Working Draft; All Figures Subject to Change / Update –

Key Drivers of Management Outlook

Overview of Management Outlook

Grill Units Sold

Grill Units Sold (mm)


'19-'21
CAGR: 19%
'22-27E
CAGR: 7%
3.86
4.51
5.45
4.10
3.59
4.23
4.66
5.12
5.62
2019
2020
2021
2022E
2023E
2024E
2025E
2026E
2027E

YoY Growth (%)


17%
21%
(25%)
(13%)
18%
10%
10%
10%
2020
2021
2022E
2023E
2024E
2025E
2026E
2027E

Revenue

Revenue ($mm)


'19-'21
CAGR: 24%
'22-'27E
CAGR: 7%
$1,296
$1,525
$1,982
$1,587
$1,450
$1,710
$1,886
$2,070
$2,274
2019
2020
2021
2022E
2023E
2024E
2025E
2026E
2027E

YoY Growth (%)


18%
30%
(20%)
(9%)
18%
10%
10%
10%
2020
2021
2022E
2023E
2024E
2025E
2026E
2027E

EBITDA

EBITDA ($mm)


$189
$227
$307
($7)
$130
$213
$256
$350
$468
2019
2020
2021
2022E
2023E
2024E
2025E
2026E
2027E

Margin (%)


15%
15%
15%
(0%)
9%
12%
14%
17%
21%
2019
2020
2021
2022E
2023E
2024E
2025E
2026E
2027E

Historicals | Management Outlook

Source: Management Outlook.
Note: Dollars in millions.

CENTERVIEW PARTNERS

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999999 – Preliminary Working Draft; All Figures Subject to Change / Update – D P Potential Opportunities and Risks Potential Opportunities and Risks Of Management Outlook P Cactus management has highlighted the below opportunities and risks Potential Opportunities Potential Risks Refreshed strategy to drive product leadership ? Recovery of outdoor grilling industry in 2024 and consumer focus ? NPD pipeline not realized until 2024 Evolving the organization and supply chain to be more agile and consumer-centric ? Success of NPD launches vs. expectations Strong pipeline of new product initiatives that ? FX is potentially a continued headwind will be released starting in 2024 Increased level of investment in working media ? Recovery of international markets and R&D beginning in 2024 ? Impact of recent headcount reduction and Efficiencies from opening of Poland plant decreased advertising spend Potential benefits and reduced lead times from ? Potential reaction from customers and suppliers moving sourcing to Mexico given near-term liquidity challenges 9

– Preliminary Working Draft; All Figures Subject to Change / Update – E C Comparison vs. Expectations C Comparison of Revenue Outlook vs. Consensus Estimates Q4’22E 2023E 2024E Implied YoY Growth Implied YoY Growth Implied YoY Growth $1,710 $262 (25%) (0%) 18% $1,667 (9%) $1,450 (45%) $194 4% $1,479 (15%) $1,385 (52%) $168 (53%) (18%) 6% $162 $1,299 $1,398 Management Outlook Consensus Median Analyst Estimates 10 Source: Management Outlook and Wall Street Research as of October 24, 2022 (market close prior to proposal). Note: Dollars in millions.

– Preliminary Working Draft; All Figures Subject to Change / Update – E C Comparison vs. Expectations C Comparison of EBITDA Outlook vs. Consensus Estimates Q4’22E 2023E 2024E Implied Margin / Implied Margin / Implied Margin / YoY Expansion YoY Expansion YoY Expansion 12% / $191 ($6) (2%) / $236 15% / +12pp +2pp +2pp 12% / $213 +3pp (24%) / ($39) (20pp) $155 11% / +8pp 12% / $184 +2pp 11% / (41%) / 9% / $130 +2pp $164 (37pp) +9pp ($69) Management Outlook Consensus Median Analyst Estimates 11 Source: Management Outlook and Wall Street Research as of October 24, 2022 (market close prior to proposal). Note: Dollars in millions.

ƒƒƒƒ – Preliminary Working Draft; All Figures Subject to Change / Update – Next Steps Discuss and align on offer price for a counterproposal Discuss potential non-economic terms to consider in negotiations with Bonsai Centerview and S&C to prepare counterproposal term-sheet and respond to Bonsai Continue advancing financing workstreams 12

Supporting Materials

ƒƒ ƒƒƒƒ – Preliminary Working Draft; All Figures Subject to Change / Update – Valuation Methodologies Discounted cash flow analysis based on Management Outlook and Management Extrapolations as provided by Cactus management Illustrative Discounted Cash Flow Analysis Benefits of tax attributes under Cactus’s tax receivable agreement and from NOLs are added to the discounted cash flow analysis Selected comparable public companies include peers that operate in the outdoor and home durables markets Selected Public Comparables Assumes EV / ’24E EBITDA multiples applied to Cactus Management Outlook 2024E EBITDA 52-Week Closing Share Price Low to high range of Cactus trading levels over the past 52 weeks Range Analyst Price Targets Low to high range of analyst price targets for Cactus 14 For reference only

– Preliminary Working Draft; All Figures Subject to Change / Update – Preliminary Discounted Cash Flow Analysis Management Outlook Management Extrapolation Fiscal Year Ending September, Terminal 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E Year Revenue $1,450 $1,710 $1,886 $2,070 $2,274 $2,445 $2,591 $2,716 $2,811 $2,881 $2,881 Growth (%) (9%) 18% 10% 10% 10% 8% 6% 5% 3% 2% Gross Profit $537 $665 $746 $873 $1,012 $1,094 $1,166 $1,229 $1,279 $1,318 $1,318 Margin (%) 37% 39% 40% 42% 44% 45% 45% 45% 45% 46% 46% Illustrative Adjusted EBITDA $130 $213 $256 $350 $468 $506 $552 $596 $636 $672 $672 Margin (%) 9% 12% 14% 17% 21% 21% 21% 22% 23% 23% 23% Discounted (–) D&A (66) (69) (68) (70) (70) (70) (70) (70) (70) (70) (86) Free Cash Adjusted EBIT $64 $144 $187 $280 $399 $436 $482 $526 $566 $602 $586 Flow (–) SBC (35) (26) (26) (28) (29) (31) (32) (33) (33) (34) (34) (–) Taxes (7) (28) (39) (61) (89) (97) (108) (118) (128) (137) (133) NOPAT $22 $90 $123 $192 $281 $308 $342 $375 $405 $432 $420 (–) CapEx (72) (77) (122) (81) (79) (73) (78) (81) (84) (86) (86) (–) Increase in NWC 61 16 2 29 8 (4) (7) (6) (5) (4) (4) (+) D&A 66696870707070707070 86 uFCF $77 $98 $70 $210 $280 $300 $327 $357 $386 $412 $416 PV of FCF $73 $84 $54 $146 $175 $169 $166 $163 $159 $153 $154 Implied TEV Implied Share Price Implied Exit Multiple PGR PGR PGR WACC 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% Illustrative 9.50% $3,845 $4,024 $4,230 $8.40 $9.00 $9.70 8.8x 9.5x 10.2x Sensitivities 10.25% 3,435 3,573 3,730 7.00 7.47 8.01 8.0x 8.6x 9.2x 11.00% 3,095 3,204 3,327 5.83 6.21 6.63 7.4x 7.9x 8.4x Excludes Present Value of Tax Source: Management Outlook. (1) Attributes of ~$0.05 15 Note: Dollars in millions. Reflects Cactus balance sheet as of September 30, 2022. (1) Tax attributes under Cactus’s tax receivable agreement and utilization of NOLs are analyzed separately. Discount rate used to value tax attributes is equal to midpoint of after-tax cost of debt (4.9%) and midpoint of WACC range (10.25%).

– Preliminary Working Draft; All Figures Subject to Change / Update – Preliminary Valuation Of Cactus Tax Attributes Cash Flow Benefit of TRAs and NOLs 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E+ Total TRA Benefit $0.0 $0.1 $0.6 $0.9 $1.1 $1.4 $1.2 $6.0 TRA Cash Flow (x) 15% 15% 15% 15% 15% 15% 15% 15% 0.15 Benefit TRA Benefit to Cactus $0.01 $0.02 $0.08 $0.13 $0.16 $0.21 $0.17 $0.90 Memo: Taxable Income: ($15) ($4) $6 $26 $26 $26 $26 Cash Flow Value of NOLs Used – – $5 $21 $21 $21 $11 Tax Shield from NOLs (x) Tax Rate 24% 24% 24% 24% 24% 24% 24% FV of NOL Benefit – – $1.24 $5.03 $5.00 $4.97 $2.56 Discount PV of Implied Value Rate Tax Attr. Per Share (1) 4.88% $0.01 $0.01 $1.15 $4.27 $4.07 $3.89 $1.96 $0.53 $15.96 $0.06 Present Value of Tax Attributes 7.56% $0.01 $0.01 $1.06 $3.86 $3.59 $3.34 $1.64 $0.40 $13.97 $0.05 (2) 10.25% $0.01 $0.01 $0.99 $3.50 $3.17 $2.88 $1.38 $0.30 $12.29 $0.04 Source: Management figures. 16 (1) Reflects after-tax cost of debt. (2) Reflects midpoint of WACC.

– Preliminary Working Draft; All Figures Subject to Change / Update –

Preliminary WACC Analysis

Peer Unlevered Beta

Peer	2-Year Weekly Beta Levered[1]	2-Year Weekly Beta Unlevered[2]	Market Cap ($mm)	Debt ($mm)	Debt / Equity
Stanley Black & Decker	0.95	0.60	$10,690	$7,972	75%
Whirlpool	0.95	0.62	7,171	4,978	69%
Newell Brands	1.08	0.58	5,312	5,840	110%
Groupe SEB	0.66	0.35	3,481	4,002	115%
Electrolux	1.04	0.67	3,319	2,455	74%
Yeti	1.43	1.38	2,734	108	4%
Helen of Troy	0.79	0.55	2,153	1,173	54%
Thule	1.19	1.08	2,080	274	13%
Spectrum Brands	1.08	0.46	1,935	3,261	169%
Traeger	*n.m. (July 2021 IPO)*				
Average	**1.02**	**0.70**			**76%**
Median	**1.04**	**0.60**			**74%**
Cactus*	***0.92***	***0.53***	***$1,453***	***$1,434***	***99%***

(*) IPO'd on August 5, 2021 – reflects betas since IPO until October 24, 2022 (Close prior to Bonsai Proposal)

Illustrative WACC Sensitivity Analysis

D / E Value	D / TEV Value	*Unlevered Beta* 0.60	0.70	0.80
50%	*33%*	*9.6%*	*10.3%*	*11.0%*
65%	*39%*	*9.5%*	*10.1%*	*10.8%*
80%	*44%*	*9.4%*	*10.0%*	*10.7%*

Cost of Equity

Risk-Free Rate[3]	4.4%
Median Beta[4]	0.60
Target Debt / Equity[4]	74.0%
Levered Beta[5]	0.93
Historical Risk Prem.[6]	7.5%
Size Premium[7]	1.3%
Cost of Equity	**12.7%**

Cost of Debt

Pre-Tax Cost of Debt[8]	6.4%
Tax Rate[9]	24.0%
% Equity	*57.5%*
% Debt	*42.5%*
After-Tax Cost of Debt	**4.9%**
WACC[10]	**9.4%**

Source: Duff & Phelps, Company filings, Bloomberg and FactSet as of November 3, 2022.
Note: Cactus market data as of October 24, 2022.
(1) Represents 2 year, weekly adjusted Beta relative to the local index. (2) Unlevered Beta equals (Levered Beta/(1 + ((1 - Tax Rate) * Debt/Equity)). (3) Reflects 20-year U.S. government bond yield as of November 3, 2022. (4) Represents peer median. (5) Levered Beta = (Unlevered Beta)*(1+(1-Tax Rate)*(Debt/Equity)). (6) Represents long-horizon historical equity risk premium per Duff & Phelps. (7) Represents size premium for companies with market capitalizations between $1.3bn and $2.2bn per Duff & Phelps 2021. (8) Based on BofA Merrill Lynch US BBB Yield. (9) Cactus tax rate based on Management Outlook. Tax rate for each peers is based on corporate tax rate in the country of domicile. (10) WACC equals ((Debt/Capitalization * (Cost of Debt * (1 – Tax Rate))) + (Equity/Capitalization * Levered Cost of Equity)).

CENTERVIEW PARTNERS 17

– Preliminary Working Draft; All Figures Subject to Change / Update –

Trading Comps and Historical Performance Benchmarking

EV / EBITDA Multiples				*2019A-2021A Metrics*						*Net Leverage*	
EV / '23E EBITDA		***EV / '24E EBITDA***		***Revenue CAGR***		***EBITDA Margin Exp.***		***2021A EBITDA Margin***		***FY'23E Net Leverage***	
Management	**22.0x**	**Consensus**	**17.4x**	Traeger	48%	Thule Group	+5pp	Thule Group	24%	**Management**	**10.8x**
Consensus	**19.0x**	**Management**	**13.5x**	Yeti	25%	Whirlpool	+3pp	Yeti	23%	**Consensus**	**9.3x**
Thule Group	15.1x	Thule Group	12.6x	**Management**	**24%**	Yeti	+3pp	Stanley Black & Decker[3]	18%	Traeger	7.3x
Traeger	12.6x	Traeger	9.5x	**Consensus**	**24%**	Stanley Black & Decker[3]	+3pp	Helen of Troy	16%	Spectrum Brands	4.4x
Stanley Black & Decker	10.3x	Helen of Troy	8.2x	Thule Group	21%	Electrolux	+2pp	**Management**	**15%**	Newell Brands	4.2x
Helen of Troy	9.5x	Stanley Black & Decker	8.1x	Helen of Troy	15%	**Management**	**+1pp**	**Consensus**	**15%**	Stanley Black & Decker	4.2x
Newell Brands	8.5x	Newell Brands	7.9x	Spectrum Brands	6%	**Consensus**	**+1pp**	Traeger	15%	Electrolux	3.7x
Spectrum Brands[1]	7.6x	Spectrum Brands[1]	7.0x	Newell Brands[2]	5%	Spectrum Brands	+0pp	Spectrum Brands	14%	Helen of Troy	3.3x
Yeti	7.5x	Yeti	6.4x	Groupe SEB	5%	Groupe SEB	+0pp	Newell Brands	14%	Groupe SEB	2.7x
Groupe SEB	6.9x	Groupe SEB	6.3x	Stanley Black & Decker[3]	5%	Traeger	(0pp)	Whirlpool	13%	Whirlpool	1.7x
Electrolux	6.7x	Electrolux	5.8x	Whirlpool	4%	Newell Brands[4]	(0pp)	Groupe SEB	12%	Thule Group	1.3x
Whirlpool	5.4x	Whirlpool	5.2x	Electrolux	(0%)	Helen of Troy	(1pp)	Electrolux	9%	Yeti	0.0x
75th Percentile	**10.1x**		**8.2x**		**20%**		**+3pp**		**17%**		**4.2x**
Median	**8.0x**		**7.5x**		**6%**		**+1pp**		**14%**		**3.5x**
25th Percentile	**7.0x**		**6.3x**		**5%**		**+0pp**		**13%**		**1.9x**

Source: Management Outlook and FactSet as of November 3, 2022.

Note: Figures on Cactus's fiscal year, unless otherwise noted. Cactus and Traeger market data as of October 24, 2022.

(1) Pro forma for Justice Department blocking Spectrum Brands' HHI divesture. (2) Figure reflects annualized core sales growth on Newell's fiscal year (FYE December 31). (3) Pro forma for divesture of security business. (4) Not pro forma for divestitures of Pure Fishing, Jostens and The Waddington group.

CENTERVIEW PARTNERS

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– Preliminary Working Draft; All Figures Subject to Change / Update –

Trading Comps and Projected Performance Benchmarking

EV / EBITDA Multiples				2021A-2024E Expected Metrics						Net Leverage	
EV / '23E EBITDA		EV / '24E EBITDA		Revenue CAGR		EBITDA Margin Exp.		2023E EBITDA Margin		FY'23E Net Leverage	
Management	**22.0x**	**Consensus**	**17.4x**	Yeti	13%	Helen of Troy	+3pp	Yeti	21%	**Management**	**10.8x**
Consensus	**19.0x**	**Management**	**13.5x**	Electrolux	3%	Newell Brands	+0pp	Thule Group	18%	**Consensus**	**9.3x**
Thule Group	15.1x	Thule Group	12.6x	Stanley Black & Decker	2%	Electrolux	(0pp)	Helen of Troy	17%	Traeger	7.3x
Traeger	12.6x	Traeger	9.5x	Groupe SEB	2%	Groupe SEB	(0pp)	Newell Brands	13%	Spectrum Brands	4.4x
Stanley Black & Decker	10.3x	Helen of Troy	8.2x	Traeger	1%	Spectrum Brands	(1pp)	Spectrum Brands	13%	Newell Brands	4.2x
Helen of Troy	9.5x	Stanley Black & Decker	8.1x	Helen of Troy	(0%)	Yeti	(1pp)	Groupe SEB	11%	Stanley Black & Decker	4.2x
Newell Brands	8.5x	Newell Brands	7.9x	Spectrum Brands	(1%)	Traeger	(2pp)	Stanley Black & Decker	11%	Electrolux	3.7x
Spectrum Brands[(1)]	7.6x	Spectrum Brands[(1)]	7.0x	Thule Group	(2%)	Whirlpool	(3pp)	**Consensus**	**11%**	Helen of Troy	3.3x
Yeti	7.5x	Yeti	6.4x	Newell Brands	(4%)	Thule Group	(3pp)	Traeger	11%	Groupe SEB	2.7x
Groupe SEB	6.9x	Groupe SEB	6.3x	Whirlpool	(4%)	**Management**	**(3pp)**	Whirlpool	10%	Whirlpool	1.7x
Electrolux	6.7x	Electrolux	5.8x	**Management**	**(5%)**	Stanley Black & Decker	(4pp)	**Management**	**9%**	Thule Group	1.3x
Whirlpool	5.4x	Whirlpool	5.2x	**Consensus**	**(10%)**	**Consensus**	**(4pp)**	Electrolux	8%	Yeti	0.0x
75th Percentile	**10.1x**		**8.2x**		**4%**		**(0pp)**		**16%**		**4.2x**
Median	**8.0x**		**7.5x**		**1%**		**(1pp)**		**12%**		**3.5x**
25th Percentile	**7.0x**		**6.3x**		**(1%)**		**(2pp)**		**11%**		**1.9x**

Source: Management Outlook and FactSet as of November 3, 2022.
Note: Figures on Cactus's fiscal year. Cactus and Traeger market data as of October 24, 2022.
(1) Pro forma for Justice Department blocking Spectrum Brands' HHI divesture.

CENTERVIEW PARTNERS 19

– Preliminary Working Draft; All Figures Subject to Change / Update –

Share Price Performance Since IPO


$25
$20
Max: $19.55
$15
IPO Price: $14.00
$10
Min: $5.03
$5
–
8/4/21
9/16/21
10/29/21
12/11/21
1/23/22
3/7/22
4/19/22
6/1/22
7/14/22
8/26/22
10/8/22
September 15, 2021
Cactus announced Q3'21 earnings: +7%; topline YoY growth of +19%
May 16, 2022
Cactus announced Q2'22 earnings: (0%); topline YoY decline of (7%)
July 25, 2022
Cactus announced CEO departure and pre-announced Q3'22 earnings: (13%)
February 14, 2022
Cactus announced Q1'22 earnings: +2%; topline YoY decline of (8%)
August 15, 2022
Cactus announced Q3'22 earnings: +5%; topline YoY decline of (21%)
October 11, 2022
Bloomberg article leak speculating possible takeover approach followed by speculation of financing transaction: (2%)
August 5, 2021
Cactus IPO'd at $14/sh; opened trading at $17/sh
Current: $6.87 (51%)
December 8, 2021
Cactus announced Q4'21 earnings: (5%); beat on revenue but missed on EBITDA due to heightened freight costs and inflation
June 24, 2022
Cactus dropped from Russell Indices: (5%)
October 24, 2022
Bonsai filed its Schedule 13D and announced their proposal to acquire Cactus for $6.25/sh: +30%

Source: FactSet as of November 3, 2022.
Note: Percentages in annotations reflect one-day impact to price day prior to Bloomberg rumors regarding Cactus.

CENTERVIEW PARTNERS 20

– Preliminary Working Draft; All Figures Subject to Change / Update – Analyst Price Targets Analyst Sentiment Over Time Wall Street Price Targets # of Brokers 88877 100% $8.00 $18 $19 $16 $6.00 80% 100% 57% 75% $5.00 $11 100% 60% 63% $4.00 $10 $8 $9 (1) 40% $7 $8 $3.00 $4 20% 38% $3.00 25% 43% 0% $2.75 Oct-21 Jan-22 Apr-22 Jul-22 Current Memo: Analyst Price Target Statistics n.a. Median $19 $16 $11 $8 $4 Median: % Premium +8% +55% +16% +7% (42%) $4.00 Buy Hold Sell Price Tgt. Price Buy Hold Sell 21 Source: FactSet as of October 24, 2022 (market close prior to proposal). (1) Reflects share price as of November 3, 2022.

– Preliminary Working Draft; All Figures Subject to Change / Update – Cactus’ Current Equity Capitalization Equity Capitalization Table (As of September 30, 2022) Shares (mm) % Ownership Class of Holder Shareholder Class A Class B Total Class A Class B Total Bonsai 25.5 152.7 178.3 48.1% 65.1% 62.0% MAD Private Family Trust (Byron Trott) 2.6 14.2 16.8 4.9% 6.0% 5.8% 27.5mm Byron Trott 2.1 11.5 13.6 4.0% 4.9% 4.7% Class A Shares Shares Bonsai Proposes to Acquire Kelly Rainko (Partner at Bonsai; Non-Exec. Director) 0.2 0.8 1.0 0.3% 0.4% 0.3% 38.0% Other Shareholders 22.7 8.8 31.5 42.8% 3.7% 11.0% WSP Investment (Stephen Family) – 38.8 38.8 – 16.5% 13.5% Holders of Only Class B Shares Cactus-Stephen Management Pool – 7.7 7.7 – 3.3% 2.7% Total Non-Bonsai Partners 27.6 81.8 109.3 51.9% 34.9% 38.0% Total 53.1 234.5 287.6 100.0% 100.0% 100.0% 22 Source: Management figures. Note: Share counts in millions.

– Preliminary Working Draft; All Figures Subject to Change / Update – Overview of Debt Capitalization Cactus Debt Capitalization Book Market Dollars in millions Interest Issue Maturity Face Market Trading Tranche Rate Date Date Value Leverage Value Leverage Price YTW Sr. Secured Revolving Credit Facility L+3.00% Oct-20 Oct-25 $167 1.3x $167 1.3x n.a. n.a. Sr. Secured Incremental Term Loan S+4.25% Mar-22 Oct-27 249 1.9x 199 1.5x 80.00 13.9% Sr. Secured Initial Term Loan L+3.25% Oct-20 Oct-27 1,008 7.8x 829 6.4x 82.25 12.8% (1) Total First Lien Debt $1,424 11.0x $1,195 9.2x (Less): Cash (25) (25) Net Debt $1,399 10.8x $1,171 9.0x Memo: Management Outlook FY'23E EBITDA $130 Does not reflect credit adjusted leverage / EBITDA figures Source: Bloomberg and FactSet as of November 3, 2022. 23 Note: Dollars in millions. (1) Excludes $5mm in bank over-draft debt and $5mm in letters of credit.

– Preliminary Working Draft; All Figures Subject to Change / Update –

Overview Of Bonsai's 10/24 Proposal

Proposal Overview

Headline Offer	▪ Proposal to acquire all Class A shares not owned by Bonsai (~27.5mm as of September 30, 2022) ▪ Purchase price of $6.25 per share in cash (equity consideration of ~$170mm)
Other Key Terms	▪ Not expressly conditioned on obtaining majority of the minority approval ▪ Only interested in acquiring shares that Bonsai does not currently own ▪ No interest in selling shares it currently owns ▪ No interest in an alternative change of control transaction of Cactus ▪ Would not vote in favor of any alternative transaction ▪ Will not proceed with proposal unless it is recommended to the board by the Special Committee, advised by independent legal and financial advisors ▪ Not conditioned upon the acceptance of financing proposal by Bonsai and vice versa
Transaction Structure	▪ One-step merger ▪ Bonsai will deliver shareholder approval by written consent
Sources and Uses	▪ Funded by equity from Bonsai Capital Partners Fund 3 ▪ Acquire all outstanding Class A shares at time of closing, including any Class B shareholders that convert between signing and closing ▪ Class A shares to be acquired includes shares owned by Byron Trott and family trusts (4.7mm) ▪ Class B shareholders will remain outstanding
Timing	▪ Will be subject to HSR approval, and potentially Mexican regulatory authority

Implied Offer Metrics

Share Price		**$6.25**
% Premium / (Discount) to:		
Current Price (11/3/22)	$6.87	(9%)
Closing Price Prior to 10/24 Proposal	$5.03	+24%
20-Day VWAP[(1)]	$6.71	(7%)
Price Before BBG Rumor (10/10/22)	$7.35	(15%)
Implied Equity Value		**$1,807**
Plus: Net Debt[(2)]		1,409
Implied Enterprise Value ($mm)		**$3,216**
Implied EV / EBITDA (Management)		
2022E	($7)	n.a[(3)]
2023E	130	24.7x
2024E	213	15.1x
Implied EV / EBITDA (Consensus)		
2022E	$37	85.9x
2023E	151	21.3x
2024E	164	19.6x

Source: Management Outlook and FactSet as of November 3, 2022.
Note: Dollars in millions, except per share amounts.
(1) Reflects 20 trading days as of day of Bonsai proposal – reflects market close prior to Bonsai proposal. (2) Net debt excludes NCI that is related to Up-C structure. Net debt as of September 30, 2022. (3) Negative multiples presented as "n.a.".

CENTERVIEW PARTNERS 24

– Preliminary Working Draft; All Figures Subject to Change / Update –

Premia in Selected Precedent Minority "Squeeze Out" Transactions

Selected Precedent Minority "Squeeze Out" Transactions[(1)]

Date	Target	Acquiror	% of Equity Owned	Implied Enterprise Value	Initial Bid Premium to Unaffected Price[(2)]	Initial Bid Premium to 20-Day VWAP[(3)]	Initial to Final Bid % Increase	Final Bid Premium to Unaffected Price[(4)]	Final Bid Premium to 20-Day VWAP[(3)]
Jun-22	Convey	TPG Capital	75%	$1.1	66%	48%	17%	143%	106%
Nov-20	Urovant	Sumitovant Biopharma	72%	0.7	55%	53%	30%	96%	103%
Aug-20	Akcea	Ionis Pharmaceuticals	76%	1.5	42%	39%	13%	59%	59%
Aug-20	Hudson	Dufry AG	57%	1.1	24%	9%	23%	50%	59%
Nov-19	AVX	KYOCERA Corp	72%	2.9	30%	27%	12%	45%	42%
Jun-18	Foundation Medicine	Roche	57%	5.3	30%	38%	3%	29%	40%
Nov-16	Synutra	Investor Group	64%	0.8	54%	30%	2%	58%	33%
Sep-16	Federal-Mogul	Icahn	82%	4.4	41%	65%	32%	101%	136%
Mar-16	Crown Media	Hallmark	90%	2.1	2%	13%	-%	2%[(5)]	13%
Sep-13	Cornerstone Therapeutics	Chiesi Farmaceutici	58%	0.3	22%	20%	45%	78%	74%
Mar-13	Sauer-Danfoss	Danfoss	76%	2.6	24%	24%	19%	49%	48%
25th Percentile			**61%**		**24%**	**22%**	**7%**	**47%**	**41%**
Median			**72%**		**30%**	**30%**	**17%**	**58%**	**59%**
75th Percentile			**76%**		**48%**	**43%**	**27%**	**87%**	**89%**

Source: FactSet as of November 3, 2022.
Note: Dollars in billions.
(1) All cash, minority "squeeze out" transactions with U.S. targets and over $100mm in equity consideration over the last 10 years with offers from only single acquiror. Excludes transactions in real-estate, energy, financial institutions and oil and gas industries (n=11).
(2) Reflects unaffected date of first bid.
(3) Reflects 20 trading days.
(4) Reflects unaffected date of transaction announcement.
(5) On June 24, 2013, Hallmark filed an amendment to its Schedule 13D disclosing it was evaluating a "short-form merger to eliminate the minority stockholders". Final price reflects 151% premium to share price on June 24, 2013.

CENTERVIEW PARTNERS 25

Update on Financing Process

– Preliminary Working Draft; All Figures Subject to Change / Update – Process Overview Outreach focused on alternative and also traditional lenders that we perceived to have an interest in the space Alternative Traditional Stage # of Participants Lenders Lenders Parties Contacted 1 14 6 20 NDAs Executed / 2 10 2 Information Distributed 12 Parties Submitting 3 61 7 Preliminary Questions Indication of Interest 4 3- 3 (“IoI”) Received Expecting further proposals 27

– Preliminary Working Draft; All Figures Subject to Change / Update –

Summary of Proposals Received

	Lender A	Lender B	Lender C
Facility Size	$500mmm	$250mmm	$250mmm
Advance Rate	92% of eligible A/R	TBD	TBD
Interest Rate	SOFR+550bps *(3-month SOFR), paid monthly*	SOFR+750bps *(3-month SOFR) / 1.5% floor*	SOFR+650bps */ 1% floor*
Commitment Fee	75bps *(paid monthly)*	n/a	300bps *(paid monthly)*
Upfront Fees	$15mm (3% of facility size)	3% OID	$7.5mm (3% of commitment)
Maturity	3 months inside TL Maturity *(Currently Oct. 2027)*	5 years	5 years *(subject to springing mandatory prepayment in respect of earlier maturing debt)*
Financial Covenants	▪ No financial covenants	▪ Minimum liquidity of [$50mm] ▪ Max 1L debt to covenant of 80% ▪ Minimum cash reserve of lesser of $25mm of 20% of outstanding principal	▪ No financial covenants

CENTERVIEW PARTNERS 28

– Preliminary Working Draft; All Figures Subject to Change / Update –

Summary of Proposals Received *(Cont'd)*

	Lender A	Lender B	Lender C
Call Protection	▪ NC-1, 101 for life	▪ NC-2 / 103 / 102 / 101	▪ 0-18 months: Yield maintenance ▪ 19-30 months: 104 ▪ 31-42 months: 102
Due Diligence and Approvals Required	▪ Meetings with management ▪ Detailed review of projections and understanding of assumptions ▪ Confirmatory diligence regarding Cactus's account controls, invoicing and cash management systems ▪ Satisfactory response to all questions submitted in diligence tracker ▪ Confirmatory field exams to be conducted by Lender A prior to closing ▪ Customary legal and tax due diligence	▪ Satisfactory completion of commercial, legal, financial and tax due diligence ▪ Satisfactory completion of legal documentation ▪ Lender B's investment committee approval	▪ Receipt of customary third-party field examination ▪ Management call to discuss current trading environment and go-forward strategy / initiatives ▪ Receipt of 5-year three statement cash flow model ▪ Discussion with FTI / management to understand underlying drivers and assumptions ▪ Receipt and review of major customer contracts and purchase orders ▪ Customary legal and KYC / AML diligence

CENTERVIEW PARTNERS 29

– Preliminary Working Draft; All Figures Subject to Change / Update – Reflects Working Draft Projections as of 10/10/22 Liquidity Implied by Lender A’s Non-Binding Proposal (1) Liquidity (Cash, Receivable and Revolver Availability) Base Liquidity Base + Bonsai Term Loan ($61.2mm) $450 (2) Base + Bonsai + Lender A $400 $350 $274 $300 $250 $200 $150 $100 $50 $0 ($67) ($50) ($128) ($100) ($150) Sep-22 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 Net Forecasted A/R $66 $125 $65 $84 $213 $328 $445 $448 $367 $275 $67 $172 $114 Source: Management. Note: Dollars in millions. (1) Does not include costs of raising incremental financing or covenant amendment / waiver. Includes cash of $2.5mm and LOCs outstanding. Excludes ~47.5mm in cash sitting in other entities. (2) Assumes 92% borrowing base and excludes 7.5% of total base due to receivables being associated with “smaller jurisdictions” per Lender A’s 30 non-binding proposal. Assumes an additional 10% illustrative estimate for other reserves, exclusions and dilution adjustments. Assumes $500mm facility size with 3% upfront costs. Assumes capital injection at start of Jan 2023.

– Preliminary Working Draft; All Figures Subject to Change / Update –

Alternatives for Qualified Opinion

Management and Davis Polk are currently communicating with Ernst & Young to better understand the opinion language that may be included in the 10K when filed in December. At this time we are aware of 3 potential scenarios:

	Scenario 1	Scenario 2	Scenario 3
Description	An "explanatory paragraph" does not represent a qualified opinion and further embellishes upon the liquidity and covenant risk factors already in the Company's 3Q disclosure	A qualified opinion that Ernst & Young attributes to a potential near term leverage covenant violation	A qualified opinion that Ernst & Young attributes to an impending liquidity issue
Default Under Secured Credit Facility?	No	No	Yes
Considerations	▪ May have a more mild public relations and supplier impact than a qualified opinion and would provide time after the 10K release to close on incremental financing and a covenant waiver	▪ More impactful public relations and supplier message than the explanatory paragraph ▪ Supplier issues could impact future liquidity needs	▪ Risk of this form of opinion may be mitigated by closing upon an AR financing facility and/or other incr. capital prior to the 10K release ▪ Ernst & Young will require time before a 10K is delivered to modify their opinion ▪ A qualified opinion of this type would be an impactful public relations and supplier message

- A qualified opinion attributed to near term liquidity constraints could be a meaningful issue for the Company, as well as Bonsai:
  - The event of default created by an opinion of this type will require a waiver from a majority of lenders (including term lenders), which will be expensive to obtain and will weigh on cash flows whether or not Bonsai is able to take the Company private
  - Bonsai is incentivized to avoid this scenario
- **Given these potential paths:**

Recommend the Special Committee push forward on the AR financing process by proceeding quickly with Lender A, subject to them clarifying and modifying certain aspects of their proposal (e.g., fees)

Bonsai's strong incentive to avoid a qualified opinion due to liquidity may limit interest from alternative capital providers, recommend testing that hypothesis with a small group of alternative investors already under NDA

Centerview Partners 31

– Preliminary Working Draft; All Figures Subject to Change / Update –

Reflects Working Draft Projections as of 10/10/22

Framing Of Additional Bonsai New Money

	SQ	1A	1B	2A	2B
		$61.2mm Bonsai Facility + no A/R Facility		$61.2mm Bonsai Facility + Lender A A/R Facility	
	Status Quo	Not Paying Down Revolver to $105mm	Repay Revolver to $105mm	Not Paying Down Revolver to $105mm	Repay Revolver to $105mm
Cash Required to Paydown Revolver to $105mm	–	–	$195	–	$195
Cash Required for Liquidity	–	175	175	175	175
Total New Money Required		**$175**	**$370**	**$175**	**$370**
(-) $61.2mm Bonsai Financing		(61)	(61)	(61)	(61)
Total New Money Required in Excess of $61.2mm Facilty		**$114**	**$309**	**$114**	**$309**
(-) Amount Drawn on A/R Facility		–	–	(114)	(309)
Incremental New Money Required from Bonsai		**$114**	**$309**	**–**	**–**
Pro Forma Revolver Balance at Trough	$422	$247	$105	$247	$105
Revolver Capacity	*300*	*300*	*105*	*300*	*105*
Revolver Availability	**($122)**	**$53**	**–**	**$53**	**–**
Pro Forma Cash Balance at Trough	**$3**	**$3**	**$56**	**$3**	**$56**
Lender A A/R Facility Borrowing Base @ Trough	n.a.	n.a.	n.a.	341	341
(-) Drawn Balance	n.a.	n.a.	n.a.	(114)	(309)
Availability (A/R)	**–**	**–**	**–**	**$227**	**$32**
Liquidity @ Trough (3/31/23) [1]	**($128)**	**$47**	**$47**	**$274**	**$79**
Requires Additional Capital from Bonsai?		✓	✓	✗	✗
Needs Waiver?		✓	✗	✓	✗

Source: Management.
Note: Dollars in millions.
(1) Liquidity excludes ~47.5mm in cash sitting in other entities and includes $9mm of LOCs.

CENTERVIEW PARTNERS 32